1 AMENDED AND RESTATED POLICY ON INSIDER TRADING AND SHORT-SWING TRADING OF HIGHWATER ETHANOL, LLC (Effective: February 27, 2023) I. GENERAL Highwater Ethanol, LLC (the “Company”) is committed to conducting its business and affairs in a manner that is free of behavior that creates the appearance of impropriety on behalf of its officers, governors, employees and members. The Company wishes to take steps to protect itself and its officers, governors, employees and members from claims of insider trading and liability for those persons engaging in activities in violation of the short-swing profit rules. To this end, the Company is adopting this Amended and Restated Policy on Insider Trading and Short Swing Trading (the “Policy”). This Policy supersedes any previous policy of the Company concerning the transfer of its securities. In the event of any conflict or inconsistency between this Policy and any other material previously distributed, this Policy shall govern. Federal and state securities laws prohibit the purchase or sale of an issuer’s securities by persons who are aware of material information about that issuer that is not generally known or available to the public. These laws also prohibit persons who are aware of such material non-public information from disclosing this information to others who may trade. The Company and their controlling persons are also subject to liability if they fail to take reasonable steps to prevent insider trading by other Company personnel. It is important that all Company personnel understand the breadth of activities that constitute illegal insider trading and the potential for severe consequences. The U.S. Securities and Exchange Commission (the “SEC”) is extremely effective at detecting and investigating insider trading. Cases have been successfully prosecuted against trading by employees, trading by family members and friends and even trading involving only a small number of securities, a small profit or no profit at all. II. WHO THIS POLICY APPLIES TO This Policy applies to:  all officers of the Company and its wholly owned subsidiaries;  all members of the Company’s Board of Governors and the Board of the Company’s wholly owned subsidiaries;  all employees of the Company and its wholly owned subsidiaries;  any member of the household of those persons mentioned above; and  entities controlled by a person covered by this Policy.

2 The Company may also determine that other persons should be subject to this Policy, such as contractors or consultants who have access to material non-public information. Collectively, all those persons listed above are referred to in this Policy as “Company Insiders”. III. INDIVIDUAL RESPONSIBILITY Company Insiders have ethical and legal obligations to maintain the confidentiality of information about the Company and not to engage in transactions in the Company’s securities while in possession of material non-public information. Each individual is responsible for making sure that he or she complies with this Policy and that any parent, spouse, child or sibling, household member or entity whose transactions are subject to this Policy, also comply with this Policy. In all cases, the responsibility for determining if someone is in possession of material non-public information rests with that individual, and any action on the part of the Company or the Company’s counsel does not in any way insulate an individual from liability under applicable securities laws. This Policy is not a substitute for any applicable laws and regulations. Company Insiders are expected to remain familiar with, and comply with, all applicable laws and regulations. If there are any inconsistencies between this Policy and any laws or regulations, such laws or regulations shall apply to the extent of the inconsistency. You could be subject to severe legal penalties from the SEC or individual plaintiffs if you do not comply with the insider trading laws. Additionally, you could be subject to disciplinary action by the Company for any conduct prohibited by this Policy or applicable securities laws. Needless to say, a violation of the law, or even an SEC investigation that does not result in a prosecution, can tarnish a person’s reputation and irreparably damage a career. IV. PENALTIES FOR NON-COMPLIANCE Civil and Criminal Penalties. Potential penalties for insider trading violations include:  Imprisonment for up to 20 years;  Criminal fines of up to $5 million; and  Civil fines of up to three times the profit gained or loss avoided. Controlling Person Liability. If the Company fails to take appropriate steps to prevent illegal insider trading, the Company may have “controlling person” liability for a trading violation, subjecting it to the following penalties:  Civil penalties of up to $1 million or three times the profit gained or loss avoided, whichever is greater; and  Criminal penalties of up to $25 million. The civil penalties can extend personal liability to the Company’s governors, officers, and other supervisory personnel if they fail to take appropriate steps to prevent insider trading. Company Sanctions and Indemnification. Failure to comply with this Policy may also subject you to Company-imposed sanctions, including dismissal for cause, whether your failure to comply with this Policy results in legal action or not. If the Company bears any costs associated with your

3 failure to comply with this Policy, you agree by signing this Policy that the Company will have the right to recover any amount borne by it in relation to any violation of this Policy or the insider trading laws from you, regardless of if litigation is instituted or not or any result of any such litigation. V. INSIDER TRADING PROHIBITION The Company hereby prohibits any Company Insiders at the time they are in possession of material non-public information, as those terms are defined below, from:  purchasing, selling, gifting or otherwise transferring any security of the Company or a company in which the Company does, or is expected to, do business with;  posting a bid on FNC Ag Stock, LLC (the “Trading Service”), matching on the Trading Service or entering into any contracts for the buying, selling or gifting of any Company Securities, through the Trading Service;  recommending the purchase or sale, or otherwise transferring any securities of the Company or a company in which the Company does, or is expected to, do business with; o If a Company Insider “tips-off” another person to transfer securities of the Company, or a company in which the Company does, or is expected to, do business with, and that person trades on that information, the Company Insider who did the tipping can be subject to the same penalties and sanctions as that person who actually effected the transaction, even though the Company Insider made no profit.  disclosing material non-public information to persons within the Company whose jobs do not require them to have that information, or outside of the Company to other persons including, but not limited to, family friends, business associates, investors and expert consulting firms, unless any such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company; or  assisting anyone engaged in the above activities. This includes becoming aware of violations of this Policy and not reporting it to the Company. There are no exceptions to this Policy, even if there are transactions that may be necessary or justifiable for independent reasons (such as the need to raise capital for an emergency). The securities laws do not recognize any mitigating circumstances and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. VI. WHAT IS MATERIAL INFORMATION? Information is considered “material” if a reasonable investor would consider that information important in making a decision to transfer securities. Any information that could be expected to affect the Company’s unit price, (positive or negative), should be considered material. There is no clear definition for assessing materiality, the definition is based on all the facts and circumstances and it is often evaluated by enforcement authorities with the benefit of hindsight. As a general rule, if the information could be reasonably expected to affect the price of the Company’s units, then it

4 is material. If you are unsure if any non-public information is material, presume it is. Some examples of material information include:  amendment, termination or entry into a material agreement;  release of results, including preliminary results, of operations or financial condition for a completed quarter or annual fiscal period or any other financial-related information likely to significantly impact an investor’s decision to buy or sell our securities;  bankruptcy or receivership;  merger or acquisition or disposition of significant assets;  creation, increase or acceleration of a material financial obligation;  change in the Company’s compliance or non-compliance with financial covenants set forth in a material financial obligation or material agreement;  change in control of the Company;  changes in the Company’s management, including principal officers;  material modification of the rights of the unit holders;  new technology discoveries or innovations likely to significantly impact the Company’s industry;  events impacting the Company’s securities, such as a call of securities for redemption, repurchase plan, stock split or public or private sale of additional securities;  significant legal or regulatory developments;  any event triggering an 8-K (current report) filing with the SEC; and  preliminary discussions or negotiations in anticipation of the foregoing events depending on the magnitude of the event and the probability that it will occur. VII. WHEN IS MATERIAL INFORMATION CONSIDERED PUBLIC? Insider trading prohibitions come into play only when you possess information that is material and “non-public”. The fact that information has been disclosed to a few members of the public is not enough. The circulation of rumors, even if accurate, does not constitute information that is “public” since the public does not know whether the rumor is accurate. To be “public,” the information must have been disseminated in a manner designed to reach investors generally, and the investors must have been given an opportunity to absorb the information. Generally, information should not be considered “public” until the Company has publicly announced that information (through a press-release or filing with the SEC) and four (4) full trading days have passed. VIII. BLACKOUT PERIODS AND TRADING REQUIREMENTS Routine Blackout Periods The Company will institute certain time periods where governors of the Company, officers of the Company and certain Company Insiders (who have been determined and notified by the Board of Governors) are prohibited from transferring any Company securities due to the distribution of quarterly and/or fiscal year-end financial information (a “Routine Blackout Period”). The Routine Blackout Period will begin immediately with the delivery of quarterly and/or fiscal year-

5 end financial information to the Board of Governors and shall continue until four (4) days following the filing of the Form 10-Q or Form 10-K, as applicable. Non-Routine Blackout Periods The Company will also aim to institute certain time periods where governors of the Company, officers of the Company and certain Company Insiders (who have been determined and notified by the Board of Governors) are prohibited from transferring any Company securities due to non- routine company events that are likely to make such persons aware of material non-public information (such as potential talks of an acquisition or implementation of a new product line) (a “Non-Routine Blackout Period”). Once a Non-Routine Blackout Period is instituted, it will remain in effect until four (4) days after the material non-public information triggering the Non- Routine Blackout Period becomes publicly available. Notwithstanding the above, even if a Routine or Non-Routine Blackout Period is not currently instituted, it always a person’s individual responsibility to not trade when they are aware of material non-public information. Any person can still be subject to liability for insider trading even if a Routine or Non-Routine Blackout Period is not in place. Additionally, any transfer of securities which is instituted through the Trading Service or through private transactions will be required to:  be approved by the Board of Governors; and  be accompanied by an executed Highwater Ethanol, LLC Insider Certification, attached hereto as Exhibit A (the “Certification”). IX. HEDGING PROHIBITION Hedging can be accomplished through a number of possible mechanisms, including but not limited to, prepaid variable forward contracts, equity swaps, collars, options, warrants, puts, or calls and can allow a Company Insider to benefit from the material information they possess, misaligning their interests with the Company’s other members. Therefore, Company Insiders are prohibited in engaging in any hedging transactions. X. CONSEQUENCES OF TRANSACTIONS AFTER TERMINATION This Policy continues to apply to transactions in Company securities even after the termination of service by a Company Insider to the Company. If any individual is in possession of material non- public information when his or her service terminates, that individual may not trade in the Company’s securities until that information has become public or is no longer material. XI. SHORT-SWING TRADING PROHIBITION Short-swing profits are recognized by a person where they profit from the purchase and sale of any equity security of an issuer that is registered under Section 12 of the Exchange Act within a period of less than (6) six months.

6 Section 12(b) of the Exchange Act prohibits directors (or in the Company’s case, governors), officers, or a direct or indirect holder of greater than 10% of the securities of an issuer (a “Short- Swing Insider”) from profiting off these transactions. These are the same persons who must file beneficial ownership reports under Section 16(a). The Company also prohibits a Short-Swing Insider from purchasing any equity security of the Company until six (6) months has expired (the “Restricted Period”) following a sale of any equity security of the Company. Short-Swing Insiders are also prohibited from selling any equity security of the Company until the six (6) months has expired following a purchase of any equity security of the Company. Initiations of an offer to buy or sell any equity security of the Company subject to the Restricted Period shall not be made with the Trading Service engaged by the Company until the Restricted Period has expired. Short-Swing Insiders will be held liable to the Company for any “short-swing profits” resulting from a purchase and sale or sale and purchase of any equity security of the Company within any Restricted Period and in violation of this Short-Swing Trading Policy. Notwithstanding the foregoing, certain exempted transactions are not considered to be a “purchase” or “sale” and will not be subject to the Restricted Period. Exempted Transactions include the following:  dividends; reinvestment of dividends, or the interest on securities of the Company if the acquisition is made under a plan providing for the regular reinvestment of dividends or interest; transactions between the Company and its governors and officers, including an employee benefit plan;  tax conditioned employee benefit plans (including tax qualified retirement plans and stock purchase plans);  acquisitions to and from the Company;  bona fide gifts or transfers by will or decent and distribution laws; and  certain discretionary transactions. XII. COMPANY INSIDER REPORTING REQUIREMENTS On December 14, 2022, the SEC adopted amendments to Rule 10b5-1 under the Exchange Act. These new rules will require the Company to publicly report in each 10-Q and 10-K if any governor, officer, or any person who performs a policy-making function at the Company, enters into, modifies or terminates any contract, instruction or written plan for the purchase or sale of securities. Further, the Company will be required to report the material terms of the transaction, including the name and title of the governor or officer, the date of adoption or termination of the trading arrangement, the duration of the trading arrangement and the aggregate number of securities to be sold or purchased under the trading arrangement. Governors, officers and any person who performs a policy-making function at the Company will be required to alert the Company in a timely manner of any trading they have done and to furnish to the Company the required information that they need in order to publicly report those trades.

Policy on Insider Trading and Short Swing Trading Acknowledgement Policy on Insider Trading and Short-Swing Trading Acknowledgement This is to acknowledge that I have reviewed a copy of the Amended and Restated Policy on Insider Trading and Short-Swing Trading of Highwater Ethanol, LLC effective February 27, 2023 (the “Policy”). I understand that it describes important information regarding my employment and/or relationship with Highwater Ethanol, LLC. This document supersedes all prior oral or written policies. I understand that it is my responsibility to acquaint myself with the Policy and to abide by all information in the Policy. I acknowledge that I have read and understand the contents of the Policy. The Policy is a general guideline to acceptable conduct. I agree to comply with the Policy as well as any future revisions. I also acknowledge that I have had my questions regarding the Policy satisfactorily answered. Since the Policy is subject to change, I understand that Highwater Ethanol, LLC at its sole discretion, can change the Policy at any time without prior approval or notice. _________________________________ Witness __________________________________ Name (Printed) __________________________________ Date __________________________________ Signature

EXHIBIT A Highwater Ethanol, LLC Insider Certification The undersigned, a unit holder (the “Insider”) of Highwater Ethanol, LLC, a Minnesota limited liability company (the “Company”): (a) hereby delivers this Insider Certification (the “Certification”) to the Company as a condition to the approval of the transfer of certain membership units to or from the Insider (the “Transfer”), and (b) hereby certifies, represents, and warrants to the Company the following: 1. The Insider has reviewed a copy of the Amended and Restated Policy on Insider Trading and Short-Swing Trading of Highwater Ethanol, LLC dated effective February 27, 2023, as may be amended from time to time (the “Policy”). 2. The Insider, as a Company Insider (as that term is defined in the Policy), has fully complied with the terms and conditions of the Policy. 3. The Insider is independently responsible for ensuring his/her/its own compliance with federal and state securities laws, including but not limited to prohibitions on buying and selling Company membership units while in possession of material non-public information about the Company or its membership units, and has been advised to seek independent legal advice regarding the Transfer. 4. The Insider acknowledges and clearly understands that the Company will rely upon this Certification to authorize the Transfer. 5. At the time of transfer and at the time of entering into the transaction to effect the transfer, The Insider is not aware of any material non-public information about the Company or its units and are entering into the transaction to transfer units in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 of the Exchange Act. 6. The Insider agrees that if the Company bears any costs associated with your failure to comply with the Policy, you agree by signing this Certification that the Company will have the right to recover any amount borne by it in relation to any violation of the Policy, this Certification or the insider trading laws from you, regardless of if litigation is instituted or not or any result of any such litigation. Nothing contained in this Certification shall be deemed or construed to amend, supplement or modify any other documents, instruments, or agreements pertaining to the Transfer to which the Insider is a party, or otherwise affect the rights and obligations of any party to such documents, instruments, or agreements, all of which remain in full force and effect. A signed copy of this Certification delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Certification. IN WITNESS WHEREOF, the Insider has duly executed this Certification as of ___________________, 20___. __________________________________ Name (Printed) __________________________________ Signature